Item 30. Exhibit (g) i. a. 5.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT No. 21 to the

AUTOMATIC YRT AGREEMENT

Effective May 1, 2001

(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(the “Ceding Company”)

and

SCOR GLOBAL LIFE USA REINSURANCE COMPANY

(the “Reinsurer”)

Coverage: VULII, [____]

Reinsurer Treaty ID: [____]

TAI Codes: [____]

Effective January 1, 2021, the Amendment Effective Date, Schedule B – Reinsurance Limits of the above-referenced Agreement is hereby replaced with the attached Schedule B – Reinsurance Limits revising the Ceding Company’s retention.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both Parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	10/22/2021
Chad Madore
Head of Reinsurance Development

C.M. LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	10/22/2021
Chad Madore
Head of Reinsurance Development

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	10/22/2021
Chad Madore
Head of Reinsurance Development

SCOR GLOBAL LIFE USA REINSURANCE COMPANY

By:	/s/ James T. Liell	Date:	10/22/2021
James T. Liell
VP, Deputy Chief Legal Counsel

SCOR GLOBAL LIFE USA REINSURANCE COMPANY

By:	/s/ Spencer Alridge	Date:	10/22/2021
Spencer Alridge
SVP, Chief Legal Officer

[page break]

SCHEDULE B: REINSURANCE LIMITS

Basis of Reinsurance:

Effective [____]:

The Reinsurer shall [____]. The Reinsurer’s share shall be [____]. The Ceding Company will retain [____].

Effective [____]:

The Reinsurer shall [____]. The Reinsurer’s share shall be [____]. The Ceding Company will retain [____].

Effective [____]:

The Reinsurer shall [____]. The Reinsurer’s share shall be [____]. The Ceding Company will retain [____].

Effective [____]:

For applicable inforce policies, the Ceding Company’s retention is [____]. The Reinsurer’s [____]. The Reinsurer has been provided with a list of applicable policies.

Effective [____]:

The Ceding Company’s retention for the following [____] will be [____]. There is no change to the Reinsurer’s [____]. For applicable policies issued [____], the Ceding Company’s retention will be [____].

Blocks of Business:

1.	[____]
2.	[____]
3.	[____]
4.	Variable Life Plus (issued from BayState [____])
5.	Variable Life Select (issued from BayState [____])
6.	Variable Universal Life II (issued from MassMutual [____])

The last of these blocks of business [____]

The Reinsurer has [____] business for some or all of the Blocks of Business in some or all of the following programs.

[____]

Effective [____]:

For inforce policies issued between [____], the Ceding Company will retain [____], except as below:

[____]

Effective [____]:

The Ceding Company’s [____]. For inforce policies [____], the Ceding Company will retain [____]. As described above, effective June 1, 2016 the Ceding Company [____]. The Ceding Company will [____]and, as of January 1, 2021, will [____].

Jumbo Limit:

Effective [____]:

[____] of Life Insurance

Effective [____]:

[____] of Life Insurance where the Jumbo Limit is defined as [____].

In addition to following the standard underwriting practices for automatic reinsurance as stated in the Agreement, the Reinsurer will be notified before issue anytime the Jumbo as described above, exceeds [____].

Automatic Binding Limit:

Effective [____]:

[____]

Effective [____]:

[____]

Automatic Issue Limit:

Effective [____]:

[____]

Effective [____]:

[____]

Automatic Age Limits: Automatic coverage for [____]